Exhibit 10-31
SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is entered into as of January __, 2011, by and between George W. Evans (“Employee”), George W. Evans, III, Timothy P. Evans and Cellceutix Corporation, a Nevada corporation (the “Company”, and together with Employee, George W. Evans, III and Timothy P. Evans, are collectively referred to as the “Parties” and each individually as a ‘Party’”).

WHEREAS, on December 7, 2007, Employee and the Company entered into an Employment Agreement (“Employment Agreement”);

WHEREAS, on November 5, 2010, Employee and the Company had a disagreement (the “Dispute”) that resulted in the termination of the Employment Agreement;

WHEREAS, the Parties desire and wish to compromise and settle their disputes in order to avoid the expense, burden and uncertainty of further litigation and to resolve all claims and disputes now existing or hereafter arising between them without litigation, and to settle and discontinue the Dispute.

NOW, THEREFORE, in consideration of the mutual promises, agreements, covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which each of the Parties hereby acknowledges, the Parties hereby agree as follows:

1. Recitals.  The foregoing recitals constitute an integral part of this Agreement.

2. No Admission of Liability.  Nothing contained in or related to this Agreement is to be construed as an admission on the part of any Party as to any liability on the part of any Party or as to the truth of any allegation or claim asserted by the other, and neither this Agreement nor the terms or contents hereof shall be admissible at any legal, quasi-legal, arbitration, or other dispute resolution proceeding except to the extent necessary to enforce the rights and/or obligations arising under this Agreement.

3.           Settlement Terms.  The Parties agree to settle all claims and issues that may or could exist between them upon the following terms and conditions:
(a)           The Parties shall execute two (2) copies of this Agreement, which may be executed in counterparts, each of which shall be deemed to be an original.
(b)           Provided that Employee accepts the terms of this Agreement, the Company shall pay to the Employee the total sum of One Million Dollars ($1,000,000) to purchase 4,602,312 shares of the Company’s common stock held by Employee and/or Employee’s sons and options to purchase 2,755,430 shares of Common Stock held by Employee  (the “Options”):
(i) the sum of One Hundred Thousand Dollars ($100,000) (the “Initial Cash Payment”);
(ii)  the sum of Nine Hundred Thousand Dollars ($900,000) (the “Installment Payment” and together with the Initial Cash Payment, the “Settlement Payment”) in three, separate, equal installments of Three Hundred Thousand Dollars ($300,000.00) payable on the anniversary of the execution of this Agreement and continuing for the next two (2) successive anniversaries; and
(iii)           All payments will be made by check payable to the following individuals in the following proportions: 60% to George W. Evans; 20% to George W. Evans III and 20% to Timothy P Evans.
(c)           Provided that Employee accepts the terms of this Agreement, the Employee, upon execution of this Agreement, shall deliver to the Company:
(i)  An aggregate of 4,602,312 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), 2,766,496 shares held in the name of Employee,   917,908 shares held in the name of Timothy P. Evans and 917,908 held in the name of George W. Evans III (collectively, the “Settlement Shares”), together with signature guaranteed stock powers, in blank; and
(ii)  Authorizes that all Options to purchase 2,755,430  shares of Common Stock held by Employee (the “Options”) to be cancelled.
(d) The Settlement Shares shall be held in escrow with Tarter Krinsky & Drogin LLP (the “Escrow Agent”), who shall cause the Settlement Shares to be retired, cancelled and returned to unissued status in connection and pro rata with, the Company’s Payment of the Settlement Payment to Employee and in accordance with the terms of the Escrow Agreement (the “Escrow Agreement”).  Accordingly, for each Settlement Payment installment made to the Employee, the Escrow Agent shall release from escrow, for the sole purpose of retiring and canceling, such number of Settlement Shares directly in proportion to the payment made to Employee.  (For example, if the Company pays the Employee $100,000.00, the Escrow Agreement shall cause 460,000 Settlement Shares. [$100,000/$1,000,000=0.10 x 4,600.000=460,000]).   The Company will pay all of the Escrow Fees.

(e) The Settlement Payment is being made in full resolution of any and all claims the Employee asserted or could have asserted against the Company jointly and severally through the effective date of this Agreement.
(f) None of the Parties have made any representation to the other in any way relating to the taxability or any tax liability that may result from payment of the Settlement Payment.

4.           Release.  Upon execution of this Agreement by all Parties, except for the Company’s obligations set forth herein, the Employee agrees as follows:
(a)           Upon payment of the Settlement Payment in full, Employee, as releasor, except for the Company’s obligations set forth herein, completely and forever releases the Company, and the Company’s parents, subsidiaries, affiliates, agents, directors, officers, employees, successors, and assigns, from any and all actions, causes of action, claims, suits, and demands whatsoever, in law or in equity, which as against the Company, including, but not limited to any and all causes of action,  claims, suits, and demands whatsoever relating to the Employment Agreement, Employee ever had, could have had, or will have, whether presently known or unknown, from the beginning of the world to the date Employee signs the Agreement.
 (b)           In addition to the retirement of the Employee Shares by the Company, Employee agrees to surrender and retire any and all of the Employee Shares, outstanding Options (which have only been issued in book entry form), warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or Common Stock equivalents, or contracts, commitments, understandings or arrangements by which the Employee is or may become bound to issue additional Common Stock or Common Stock equivalents.
 (c)           This release, when effective, covers, without limitation, any claims of harassment and/or discrimination on the basis of sex, sexual harassment, sexual orientation, gender identification, pregnancy, disability (including claims concerning a history or record of a disability, and claims that the Employee was regarded as having a disability), handicap, race, color, religion, creed, national origin, ancestry, age including, without limitation, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefits Protection Act, and any Massachusetts, New York and/or Nevada State Human Rights Laws), the Sarbanes-Oxley Act of 2002, citizenship, ethnic characteristics, sexual or affectional preference, gender identification, veteran status or marital status and also includes, no matter how denominated or described, any claims of discrimination and retaliation under any federal, state or local law, rule, regulation or executive order, and any claims of wrongful discharge or termination, breach of contract, written or oral, express or implied,  breach of promise, public policy, negligence, retaliation, defamation, impairment of economic opportunity,  loss of  business opportunity, fraud, misrepresentation, and whistle-blower activities.
(d)           The Parties intend this release, when effective, to be construed and interpreted as a general release to the fullest extent permitted by law.  The terms of this Agreement are accepted by the Employee as full and complete resolution, accord and satisfaction of any and all claims, demands or grievances the Employee has made against, and/or could have made against the Company arising out of or relating in any way to the former employment with the Company.
(e)           The releases set forth above shall be effective upon the full and final payment of the Settlement Payment.
(f)           The parties agree that, as of the as of the effective date of this Agreement, the running of any statute(s) of limitations or other periods for filing claims, whether in a judicial proceeding, arbitration, or otherwise, shall be tolled and suspended unless and until there is a default in payment of the Settlement Payment.

5.           Representations by Employee.  Employee represents, warrants, and agrees that:
(a)           Employee has not commenced or asserted any lawsuit, administrative Charge or Complaint, arbitration, claim, union grievance, or legal proceeding against the Company that is designed to remedy or seek redress for any right or rights waived and/or released by this Agreement.
(b)           The Company represents that upon the signing of this Agreement it is not insolvent.  The Company further represents that it has no claims, potential claims or future claims against Employee for any actions or events or lack of actions or absence of events during Employee’s term of employment with the Company or thereafter.  The making of a payment by the Company and the acceptance of a payment by Employee constitute further representations that the above representations continue to be accurate.

6.           Representations by All Parties.  Each Party represents, warrants and agrees that it has thoroughly read and understood the terms of this Agreement; that it is executing this Agreement, including the releases contained herein, freely and voluntarily, and is doing so after obtaining and receiving advice thereon from its respective legal counsel or has knowingly, purposely and voluntarily declined to obtain and receive such legal advice; that it is executing this Agreement upon its best judgment and solely for the considerations described herein; and that all actions necessary to execute this Agreement have been taken.  The making of a payment by the Company and the acceptance of a payment by Employee constitute further representations that the above representations continue to be accurate.

7.           Additional Representations
a. Employee may revoke his acceptance of this Agreement within seven (7) calendar days from the date on which Employee sign this Agreement.  If the seventh (7th) day falls on a Saturday, Sunday or on a day that the Company’s office is closed, Employee’s time to revoke Employee’s signature shall be extended until 5:00 p.m. on the next regular business day that office is open.  In the event Employee wishes to revoke its acceptance, Employee must give written notice to that effect.  If Employee’s acceptance is timely revoked, or if the Agreement is not timely signed and returned to the Company, this Agreement shall be null, void and of no effect, and Employee shall not be entitled to any portion of the Settlement Payment;
b. Employee is hereby advised to consult with an attorney before executing this Agreement;

c. Employee has carefully read and understands the terms of this Agreement, and has had a full and fair opportunity to review this Agreement with an attorney of Employee’s choice;
d. Employee has signed this Agreement freely and voluntarily and without duress or coercion and with full knowledge or its significance and consequences and of the rights relinquished, surrendered, released and discharged hereunder;
e. The only conditions for signing this Agreement are the terms stated herein and no other promise, agreement or representation of any kind has been made to Employee by any person or entity whatsoever to cause Employee to sign this Agreement.

8.           No Assignment.  Each of the Parties hereby represents and warrants that it has not assigned or transferred to any other person or entity any debt, claim, right, demand, obligation, cost, expense, or cause of action, in law or in equity, that any of them may have against the others, that is, may, or would be the subject of this Agreement.

9.           Attorneys’ Fees and Expenses.  Each Party agrees that it is responsible for its own attorneys’ fees, expenses, and costs associated with, or arising out of, the Action and/or the negotiation and execution of this Agreement.

10.           Entire Agreement.  This Agreement represents the full and complete agreement of the Parties with respect to the subject matter hereof, and supersedes and replaces any prior agreements relating thereto, whether oral or written.  Any amendment or modification of this Agreement must be in writing and executed by all Parties in order to be effective.

11.           Construction.  This Agreement shall not be construed more strictly against one Party than against any other Party by virtue of the fact that this Agreement may have been drafted or prepared by counsel for one of the Parties, the Parties recognizing and acknowledging that all Parties to this Agreement have contributed substantially and materially to the drafting and preparation hereof.

12.           Binding Agreement.  This Agreement shall be binding upon the respective representatives, successors, and assigns of the Parties hereto.

13.           No Waiver.  The waiver by any Party of the performance of any covenant, condition, promise, or representation herein shall not invalidate this Agreement, nor shall it be considered a waiver of any subsequent, continuing, or other covenant, condition, promise, or representation.

14.           Further Assurances.  The Parties mutually agree to execute, acknowledge, and deliver any and all such agreements, documents and instruments, and to perform any and all such acts and things as may be reasonably necessary and proper to consummate the transactions contemplated by this Agreement. The parties waive trial by jury in any action, proceeding or counterclaim arising out of this Agreement, provided such waiver is not prohibited by any Laws of the State of New York.  The provisions of this paragraph will survive the delivery of the attached agreements, easements and/or other instruments.

15.           Applicable Law; Venue.  This Agreement, including all releases by the Parties pursuant hereto, shall be governed and interpreted pursuant to the laws of the State of New York.  The parties agree that the venue for any action or proceeding arising in connection with this Agreement or subject matter thereof shall be the New York State Supreme Court, County of New York. The parties further agree that in any such action or proceeding, the prevailing party shall be entitled to recover all reasonable attorney’s fees, costs and disbursements.

16.           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

17.           Authorized Signatories.  Each person signing this Agreement thereby warrants that he or she is duly authorized by the entity on behalf of which he or she is signing to enter into and to execute this Agreement.

18.           Headings.  The headings, titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, extend or describe the scope of this Agreement or the intent or meaning of any provision herein.

19.           Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement and Release effective as of the date and year first written above.

______________________________
           GEORGE W. EVANS

Dated: _________________________

______________________________
GEORGE W. EVANS, III

Dated: _________________________

______________________________
TIMOTHY P. EVANS

Dated: _________________________

CELLCEUTIX CORPORATION

By:   ___________________________
Print Name:  Leo Ehrlich
Title: Chief Financial Officer

Dated: __________________________

(Acknowledgements appear on following page)
ACKNOWLEDGEMENT

COMMONWEALTH OF _________                                                                           )
                                                      ) ss.:
COUNTY OF _________                                                                           )

On this ___ day of January, 2011, before me personally came GEORGE W. EVANS, to me known, and known to me to be the same person described in and who executed the foregoing Settlement Agreement and Release and acknowledged to me that he executed the same.

______________________________
Notary Public

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ACKNOWLEDGEMENT

COMMONWEALTH OF _________                                                                           )
                                                      ) ss.:
COUNTY OF _________                                                                           )

On this ___ day of January, 2011, before me personally came GEORGE W. EVANS, III, to me known, and known to me to be the same person described in and who executed the foregoing Settlement Agreement and Release and acknowledged to me that he executed the same.

______________________________
Notary Public

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ACKNOWLEDGEMENT

COMMONWEALTH OF _________                                                                           )
                                                      ) ss.:
COUNTY OF _________                                                                           )

On this ___ day of January, 2011, before me personally came TIMOTHY P. EVANS, to me known, and known to me to be the same person described in and who executed the foregoing Settlement Agreement and Release and acknowledged to me that he executed the same.

______________________________
Notary Public

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ACKNOWLEDGEMENT

STATE OF NEW YORK                                           )
) ss.:
COUNTY OF                                )

On this __ day of January, 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared  personally known to me or proved to me on the basis of satisfactory evidence to be to individual whose name is subscribed to the within and acknowledged to me that he has executed same as   of  , and that by his signature on the instrument, the individual, or the company on behalf of which the individual acted, executed the instrument.

________________________________
                  (Notary Public)